Exhibit 99.1

News Release

For Immediate Release

Jackson Hewitt Reports Fiscal 2010 First Quarter Results

Adjusted Net Loss of $0.67 Per Basic and Diluted Share

Planning for 2010 Tax Season Progressing

PARSIPPANY, NJ – September 3, 2009 – Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”) (NYSE: JTX) today reported financial results for the first quarter of fiscal 2010. Jackson Hewitt reported a net loss of $21.8 million, or $0.76 per basic and diluted share, versus a net loss of $20.5 million in the first quarter of fiscal 2009, or $0.72 per basic and diluted share. On an adjusted basis, Jackson Hewitt’s net loss in the 2010 first quarter was $19.2 million, or $0.67 per basic and diluted share, versus an adjusted net loss of $19.7 million, or $0.69 per basic and diluted share, in the year ago quarter. A schedule entitled Condensed Adjusted Results of Operations, which reconciles the reported and adjusted results, accompanies this earnings release.

Jackson Hewitt has historically generated roughly 2% of its total annual revenues in each of the first two fiscal quarters due to the seasonal nature of the tax return preparation business. Additionally, Jackson Hewitt incurs a net loss during the first and second fiscal quarters.

Reported consolidated total revenues in the 2010 first quarter were $5.0 million, versus $4.3 million in the 2009 first quarter.

“Over my first three months on the job, it became apparent to me that Jackson Hewitt had begun to move away from its core tax preparation business and was beginning to lose sight of the client,” said Harry W. Buckley, who was appointed president and chief executive officer of Jackson Hewitt on June 4, 2009. “As we prepare for the 2010 tax season, we are returning to basics with a keen focus on our core tax preparation business and the client, keeping both at the forefront of our plans and decisions in all that we do moving forward.”

“Plans are well underway to make several changes in our business for 2010 that we believe will be impactful in terms of achieving improved operational and financial performance,” continued Buckley, “including, improving tax preparer training and retention; improving the design and execution of our pre-season product; making local marketing effectiveness the centerpiece of an enhanced marketing program; and, pricing more effectively. Further, we have dedicated teams hard at work on plans to execute our new exclusive Walmart opportunity and our new online product launch. Our entire organization is firmly focused on executing a strategy to stem our declining market share and put Jackson Hewitt on a course toward sustainable profitable growth.”

Franchise Operations

Reported revenues in the 2010 first quarter were $4.5 million, versus $3.9 million in the 2009 first quarter. The increased revenues versus last year’s first quarter primarily resulted from the use of the Jackson Hewitt ipower® card. The majority of financial product fees earned in the first and second quarters of each year primarily relate to sales of the Gold Guarantee® product from prior tax seasons that are amortized into revenue over the term of the contract. Reported total expenses in the franchise segment were $13.6 million in the 2010 first quarter, versus $16.0 million in the 2009 first quarter. The year-over-year expense improvement was primarily due to lower headcount versus last year’s first quarter, along with reduced marketing expenses resulting substantially from the elimination of a prior sponsorship arrangement.

Company-Owned Offices Operations

Reported service revenues from operations in the company-owned offices segment were $0.6 million, versus $0.4 million in the year ago quarter. Reported total expenses in the 2010 first quarter were $9.0 million, versus $12.3 million in the 2009 first quarter, reflecting lower cost of operations due to restructuring and lease termination actions since last year’s first quarter, as well as the absence of a $1.6 million lease termination charge in the 2009 first quarter. Selling, general and administrative expenses were down nearly $1.0 million versus last year’s first quarter primarily due to decreased headcount and employee termination expenses booked in the 2009 first quarter. In total, the loss before income taxes in company-owned offices operations in the 2010 first quarter decreased to $8.4 million, versus $11.9 million in the year ago quarter.

Corporate and Other

On a reported basis, the corporate and other loss before income taxes was $20.0 million in the 2010 first quarter, versus a reported loss before income taxes of $10.5 million in the 2009 first quarter. The 2010 first quarter includes a pre-tax $4.3 million charge in connection with the departure of Jackson Hewitt’s former president and chief executive officer in June 2009. The 2009 first quarter reported loss included a $1.5 million favorable credit from an insurance recovery in connection with the settlement of certain prior period litigation. The higher expenses in the 2010 first quarter versus the prior year also reflect expenses associated with the previously announced management consulting engagement and increased legal expenses, partially offset by reduced share-based compensation expense.

Bank Partner Update

Jackson Hewitt recently learned of potential structural changes under consideration with respect to the offer of Refund Anticipation Loan (“RAL”) and Assisted Refund products by certain of its bank partners, including lowering the APR in the RAL program. These changes, which could go into effect as early as the 2010 tax season, have not been finalized. If the changes were to be implemented, they would likely impact the economics to Jackson Hewitt under these programs. If this were to occur, Jackson Hewitt would likely give consideration to changes in its client pricing structure with the goal to effectively offset the potential reduction in economics from these programs.

Walmart Update

Jackson Hewitt is in the process of finalizing Walmart locations for the 2010 tax season under its exclusive arrangement with Walmart, and this effort is expected to be completed by late September. At present, Jackson Hewitt expects to be in approximately 1,500 to 1,750 Walmart stores in the 2010 tax season. This range is somewhat below the previously anticipated number of Walmart store locations, but still provides for a solid incremental growth opportunity. The lower Walmart store count results from Walmart’s initiation of a remodeling effort in its smaller stores, which has resulted in Jackson Hewitt’s inability to “fit” into certain Walmart locations. Jackson Hewitt continues to work with Walmart to optimize the opportunity to operate in these smaller stores in 2010.

Analyst Conference Call

Harry W. Buckley, president and chief executive officer, and Daniel P. O’Brien, executive vice president and chief financial officer, will host an analyst conference call this morning, Thursday, September 3, 2009, at 8:30 a.m. (EDT), to discuss the fiscal 2010 first quarter results and plans for the 2010 tax season. Please visit the investor relations tab of the Company’s website, www.jacksonhewitt.com, at least 10 minutes prior to the beginning of the call in order to access the webcast. If you are unable to listen to the live webcast, a replay will be available on this website.

About Jackson Hewitt Tax Service Inc.

Jackson Hewitt Tax Service Inc. (NYSE: JTX), with approximately 6,600 franchised and company-owned offices throughout the United States during the 2009 tax season, is an industry leader providing full service individual federal and state income tax return preparation. Most offices are independently owned and operated. Jackson Hewitt is based in Parsippany, New Jersey. More information may be obtained at www.jacksonhewitt.com. To locate the Jackson Hewitt Tax Service® office nearest to you, call 1-800-234-1040.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: Jackson Hewitt’s ability to execute on its strategic plan and reverse its declining profitability, improve its distribution system or reduce its cost structure; Jackson Hewitt’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; the success of Jackson Hewitt’s franchised offices; Jackson Hewitt’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, Jackson Hewitt’s franchisees or their employees; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by Jackson Hewitt, or the financial institutions which provide financial products to Jackson Hewitt’s customers, to comply with such legal and regulatory requirements; the effectiveness of Jackson Hewitt’s tax return preparation compliance program; increased regulation of tax return preparers; Jackson Hewitt’s exposure to litigation; the failure of Jackson Hewitt’s insurance to cover all the risks associated with its business; Jackson Hewitt’s ability to protect its customers’ personal and financial information; the effectiveness of Jackson Hewitt’s marketing and advertising programs and franchisee support of these programs; disruptions in Jackson Hewitt’s relationships with its franchisees; changes in Jackson Hewitt’s relationships with financial product providers that could reduce the revenues Jackson Hewitt derives from its agreements with these financial institutions as well as affect Jackson Hewitt’s customers’ ability to obtain financial products through its tax return preparation offices; changes in Jackson Hewitt’s relationship with Wal-Mart or other large retailers and shopping malls that could affect Jackson Hewitt’s growth and profitability; the seasonality of Jackson Hewitt’s business and its effect on Jackson Hewitt’s stock price; competition from tax return preparation service providers, volunteer organizations and the government; Jackson Hewitt’s reliance on technology systems and electronic communications to perform the core functions of its business; Jackson Hewitt’s ability to protect its intellectual property rights or defend against any third party allegations of infringement by Jackson Hewitt; Jackson Hewitt’s reliance on cash flow from subsidiaries; Jackson Hewitt’s compliance with credit facility covenants; Jackson

Hewitt’s exposure to increases in prevailing market interest rates; Jackson Hewitt’s quarterly results not being indicative of its performance as a result of tax season being relatively short and straddling two quarters; certain provisions that may hinder, delay or prevent third party takeovers; changes in accounting policies or practices and Jackson Hewitt’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact Jackson Hewitt’s business can be found in Jackson Hewitt’s Annual Report on Form 10- K for the fiscal year ended April 30, 2009, and other public filings with the Securities and Exchange Commission (“SEC”). Copies are available from the SEC or Jackson Hewitt’s website. Jackson Hewitt assumes no obligation, and Jackson Hewitt expressly disclaims any obligation, to update or alter any forward-looking statements.

Contacts:

Investor Relations:	Media Relations:
David G. Weselcouch	Sheila Cort
Vice President,	Vice President,
Treasury and Investor Relations	Corporate Communications
973-630-0821	973-630-0680

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JACKSON HEWITT TAX SERVICE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended July 31,
	2009	2008
Revenues
Franchise operations revenues:
Royalty	$556	$627
Marketing and advertising	245	277
Financial product fees	3,320	2,622
Other	336	349
Service revenues from company-owned office operations	588	412

Total revenues	5,045	4,287

Expenses
Cost of franchise operations	7,488	8,612
Marketing and advertising	3,015	4,169
Cost of company-owned office operations	6,996	9,307
Selling, general and administrative	16,726	10,448
Depreciation and amortization	3,325	3,207

Total expenses	37,550	35,743

Loss from operations	(32,505)	(31,456)
Other income/(expense):
Interest and other income	598	400
Interest expense	(5,029)	(3,006)

Loss before income taxes	(36,936)	(34,062)
Benefit from income taxes	15,096	13,518

Net loss	$(21,840)	$(20,544)

Loss per share:
Basic and Diluted	$(0.76)	$(0.72)

Weighted average shares outstanding:
Basic and Diluted	28,558	28,468

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	As of
	July 31, 2009	April 30, 2009
Assets
Current assets:
Cash and cash equivalents	$50	$306
Accounts receivable, net of allowance for doubtful accounts of $2,185 and $1,869, respectively	14,614	24,272
Notes receivable, net	7,546	6,569
Prepaid expenses and other	10,773	14,195
Deferred income taxes	6,381	5,601

Total current assets	39,364	50,943

Property and equipment, net	28,915	27,685
Goodwill	418,674	418,674
Other intangible assets, net	86,967	87,324
Notes receivable, net	3,532	4,146
Other non-current assets, net	18,147	19,436

Total assets	$595,599	$608,208

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$20,196	$33,693
Income taxes payable	29,194	48,305
Deferred revenues	9,393	10,370

Total current liabilities	58,783	92,368

Long-term debt	274,000	232,000
Deferred income taxes	24,584	23,589
Other non-current liabilities	14,799	16,587

Total liabilities	372,166	364,544

Stockholders’ equity:
Common stock, par value $0.01; Authorized: 200,000,000 shares; Issued: 39,508,562 and 39,290,418 shares, respectively	395	393
Additional paid-in capital	389,675	388,136
Retained earnings	140,144	161,988
Accumulated other comprehensive loss	(3,923)	(4,178)
Less: Treasury stock, at cost: 10,707,583 and 10,527,879 shares, respectively	(302,858)	(302,675)

Total stockholders’ equity	223,433	243,664

Total liabilities and stockholders’ equity	$595,599	$608,208

JACKSON HEWITT TAX SERVICE INC.

CONDENSED FRANCHISE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended July 31,
	2009	2008
Revenues
Royalty	$556	$627
Marketing and advertising	245	277
Financial product fees	3,320	2,622
Other	336	349

Total revenues	4,457	3,875

Expenses
Cost of operations	7,488	8,612
Marketing and advertising	2,919	4,108
Selling, general and administrative	851	1,067
Depreciation and amortization	2,293	2,193

Total expenses	13,551	15,980

Loss from operations	(9,094)	(12,105)
Other income/(expense):
Interest and other income	598	376

Loss before income taxes	$(8,496)	$(11,729)

JACKSON HEWITT TAX SERVICE INC.

CONDENSED COMPANY-OWNED OFFICE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended July 31,
	2009	2008

Revenues
Service revenues from operations	$588	$412

Expenses
Cost of operations	6,996	9,307
Marketing and advertising	96	61
Selling, general and administrative	895	1,894
Depreciation and amortization	1,032	1,014

Total expenses	9,019	12,276

Loss from operations	(8,431)	(11,864)

Loss before income taxes	$(8,431)	$(11,864)

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CORPORATE AND OTHER

(Unaudited)

(In thousands)

	Three Months Ended July 31,
	2009	2008

Expenses (a)
General and administrative	$9,922	$7,155
Insurance settlement	—	(1,500)
Employee termination expenses	4,256	414
Share-based compensation	802	1,418

Total expenses	14,980	7,487

Loss from operations	(14,980)	(7,487)
Other income/(expense):
Interest and other income	—	24
Interest expense	(5,029)	(3,006)

Loss before income taxes	$(20,009)	$(10,469)

(a)	Included in selling, general and administrative in the Condensed Consolidated Statements of Operations.

JACKSON HEWITT TAX SERVICE INC.

CONDENSED ADJUSTED RESULTS OF OPERATIONS

(unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended July 31,
	2009	2008

Net loss, as reported	$(21,840)	$(20,544)
Employee termination and related expenses (a)	4,285	1,370
Lease termination and related expenses, net	—	1,604
Corporate advisory services	126	—
Insurance settlement	—	(1,500)
Adjustment to income taxes	(1,803)	(585)

Net loss, as adjusted	$(19,232)	$(19,655)

Loss per share, as reported
Basic and Diluted	$(0.76)	$(0.72)

Loss per share, as adjusted
Basic and Diluted	$(0.67)	$(0.69)

A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. In the schedule presented above, the Company has included a comparison of such non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes the above presentation of net loss and loss per share on an “as adjusted” basis, which are non-GAAP financial measures, is necessary to reflect the impact of the transactions noted above in order to help investors compare, on an equivalent basis, the Company’s financial results for the current period presented to its financial results for the same period presented last year.

(a)	In connection with the termination of the Company’s former Chief Executive Officer in June 2009, the Company recorded a termination charge of $4.3 million in the three months ended July 31, 2009, including cash severance of $2.8 million and share-based compensation of $1.4 million related to the accelerated vesting of time-vested equity awards.

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